UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2023

KAIROUS ACQUISITION CORP. LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41155	n/a
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 9-3, Oval Tower @ Damansara,

No. 685, Jalan Damansara,

60000 Taman Tun Dr. Ismail,

Kuala Lumpur, Malaysia

(Address of Principal Executive Offices) (Zip Code)

+603 7733 9340

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one ordinary share, $0.0001 par value, one-half (1/2) of one redeemable warrant and one right entitling the holder to receive one-tenth of one ordinary share	KACLU	The Nasdaq Stock Market LLC
Ordinary shares, par value $0.0001 per share	KACL	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for one ordinary share at an exercise price of $11.50 included as part of the units	KACLW	The Nasdaq Stock Market LLC
Rights, each to receive one-tenth of one ordinary share	KACLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 3, 2023, Kairous Acquisition Corp. Limited (the “Company”) received a written notification from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”). The notification indicated that the Company did not meet the $50,000,000 minimum market value of listed securities (“MVLS”) required to maintain continued listing as set forth in Nasdaq Marketplace Rule 5450(b)(2)(A) for the 30-business day period ended March 31, 2023.

Under applicable Nasdaq rules, the Company will have 180 calendar days from the date of the notification, or until October 2, 2023, to regain compliance by meeting the continued listing requirements, namely when the market value of listed securities closes at $50,000,000 or more for a minimum of 10 consecutive business days. If at any time on or before October 2, 2023, the MVLS of the Company’s ordinary shares closes at $50,000,000 or more for a minimum of 10 consecutive business days, Nasdaq will provide the Company with written confirmation that the Company has achieved compliance with the minimum MVLS listing requirement and the matter will be closed. If the Company is unable to regain compliance with the Rules during the 180-day period, and the Company receives a delisting determination from Nasdaq, the Company may, at that time, request a hearing to remain on the Nasdaq Global Market, which request will ordinarily suspend such delisting determination until a decision is issued by Nasdaq subsequent to the hearing.

In the alternative, the Company may consider applying for a transfer to The Nasdaq Capital Market, which requires a minimum MVLS of $35 million. In order to transfer, the Company would need to submit an online transfer application, pay a $5,000 application fee and meet the Capital Market’s continued listing requirements.

The Company’s management is reviewing various options available to the Company, including regaining compliance and continued listing on The Nasdaq Global Market or applying for a transfer to The Nasdaq Capital Market. The Company intends to actively monitor and assess the market value of its publicly held shares and publicly listed securities. However, there can be no assurance that the Company will be successful in regaining compliance with the Rules and maintaining the listing of the Company’s securities on the Nasdaq Global Market.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 5, 2023	Kairous Acquisition Corp. Limited

		By:	/s/ Joseph Lee Moh Hon
		Name:	Joseph Lee Moh Hon
		Title:	Chief Executive Officer

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